Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

FILE NO: 55403.000001

May 18, 2009

Board of Directors

Arch Chemicals, Inc.

501 Merritt 7

Norwalk, Connecticut 06851

Arch Chemicals, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Virginia counsel to Arch Chemicals, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company on May 18, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to 1,500,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable pursuant to the Arch Chemicals, Inc. 2009 Long Term Incentive Plan (the “Plan”), as referenced in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Common Stock has been duly authorized and, when and to the extent issued in accordance with the terms of the Plan and any award agreement entered into under the Plan, assuming that at the times of such issuances the Company has a sufficient number of authorized and unissued shares of Common

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES

McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO SINGAPORE WASHINGTON

www.hunton.com

Board of Directors

May 18, 2009

Stock available therefor, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We do not undertake to advise you of any changes in the opinions expressed herein based on matters that might arise hereafter or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP